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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 10, 2005

TREK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32491	75-2416059
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4925 Greenville Avenue Suite 955 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 373-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

           See the Company's disclosure in Item 8.01 below regarding the filing of a certificate of amendment to the Company's certificate of incorporation to effect a reverse stock split of the Company's common stock and related "going private" transaction.

Item 3.03 Material Modification to Rights of Security Holders.

          See the Company's disclosure in Item 8.01 below regarding the filing of a certificate of amendment to the Company's certificate of incorporation to effect a reverse stock split of the Company's common stock and related "going private" transaction.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

           See the Company's disclosure in Item 8.01 below regarding the filing of a certificate of amendment to the Company's certificate of incorporation to effect a reverse stock split of the Company's common stock and related "going private" transaction.

Item 8.01 Other Events.

          On January 11, 2005, Trek Resources, Inc. (the "Company") filed a Form 8-K reporting that the Company issued a press release on January 10, 2005 (the "Original Press Release") announcing that the Company's Board of Directors had approved a certificate of amendment to the Company's certificate of incorporation to effect a 1-for-100 reverse split (the "Reverse Stock Split") of the Company's common stock as part of a "going private" transaction to deregister the Company's common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminate its obligations to file reports with the Securities and Exchange Commission. On January 12, 2005, the Company filed Amendment No. 1 to Form 8-K reporting that the Company issued a press release on January 12, 2005 to correct a typographical error in the Original Press Release. On April 15, 2005, the Company filed Amendment No. 2 to Form 8-K reporting that the Company issued a press release to report that the Company had received approval of the Reverse Stock Split from holders of (a) a majority of the outstanding shares of common stock and Series A convertible preferred stock of the Company, voting together as a single class and on an as-converted to common stock basis, and (b) a majority of the outstanding shares of common stock of the Company, voting separately as a class.

          This Form 8-K/A amends the Form 8-K/A filed by the Company on April 15, 2005 to report that, on May 10, 2005, the Company filed the certificate of amendment to its certificate of incorporation to effect the Reverse Stock Split. Based on a review of the Company's list of holders of record of its common stock on the date of filing of the certificate of amendment, the number of holders of record of the Company's common stock has been reduced to fewer than 300 as a result of the reverse stock split, and the Company intends to file a Form 15 with the Securities and Exchange Commission as soon as practicable in order to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended. Upon the filing of the Form 15, the Company will no longer be required to file periodic reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB, and quarterly reports on Form 10-QSB, and it will no longer be subject to the SEC's proxy rules. In addition, the Company's common stock will no longer be eligible for trading on the OTC Bulletin Board. The Company expects to file the Form 15 with the Securities and Exchange Commission on or about May 10, 2005.

Disclosures About Forward-Looking Statements

          The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREK RESOURCES, INC.

Dated: May 10, 2005	By: /s/ MICHAEL E. MONTGOMERY
Name: Michael E. Montgomery
Title: President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board